Exhibit 99.1

Chicken Soup for the Soul Entertainment

Receives Delinquency Letter from Nasdaq

COS COB, CONN. – April 24, 2024 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE, CSSEP, CSSEL, CSSEN) (the “Company”), one of the largest providers of premium content to value-conscious consumers, today announced that on April 18, 2024, the Company received a letter (the “Delinquency Letter”) from The Nasdaq Stock Market (“Nasdaq”) informing the Company that its securities may be delisted from the Nasdaq Capital Market due to the fact the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2023 had not been filed yet. Under Nasdaq rules, a company that receives a delist determination for such a delinquency can request an appeal to a Nasdaq hearings panel (a “Hearings Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A request for a hearing regarding a delinquent filing will stay the suspension of the Company’s securities only for a period of 15 days from the date of the request. The Company has until April 25, 2024, to request a stay of the suspension, pending a Hearings Panel decision. The Company intends to request a stay of the suspension. Additionally, the Company has remedied its noncompliance with respect to the delinquency by filing its 2023 Annual Report on Form 10-K on April 19, 2024. Additionally, the Company is currently undertaking efforts to remedy its noncompliance with other Nasdaq rules as discussed in Current Reports on Form 8-K (filed with the SEC on March 29, 2024) and has an appeals hearing scheduled May 21, 2024 to address its future compliance.

About Chicken Soup for the Soul Entertainment

Chicken Soup for the Soul Entertainment provides premium content to value-conscious consumers. The company is one of the largest advertising-supported video-on-demand (AVOD) companies in the US, with three flagship AVOD streaming services: Redbox, Crackle, and Chicken Soup for the Soul. In addition, the company operates Redbox Free Live TV, a free ad-supported streaming television service (FAST), with nearly 170 FAST channels as well as a transaction video on demand (TVOD) service, and a network of approximately 27,800 kiosks across the US for DVD rentals. To provide original and exclusive content to its viewers, the company creates, acquires, and distributes films and TV series through its Screen Media and Chicken Soup for the Soul TV Group subsidiaries.

Forward-Looking Statements and Available Information

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to risks relating to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, ability to achieve and sustain market acceptance of our content streaming services and other content offerings, ability to recruit and retain officers, key employees, or directors, ability to protect our intellectual property, ability to complete and integrate into our existing operations future strategic acquisitions, ability to manage growth, ability to pay dividends and our debt obligations, as well as evolving regulatory or other operational risks, and risks presented by changing general market conditions impacting demand for our services. For a more complete description of these and other risks and uncertainties, please refer to Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 19, 2024, and our subsequent periodic financial reports filed with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by the forward-looking statements contained in this press release.

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INVESTOR RELATIONS

Zaia Lawandow

Chicken Soup for the Soul Entertainment

Zlawandow@chickensoupforthesoul.com

MEDIA CONTACT

Peter Binazeski

Chicken Soup for the Soul Entertainment Corporate

pbinazeski@chickensoupforthesoul.com